UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2013

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00757 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

 None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 14, 2013, FS Investment Corporation (the “Company”) issued a press release providing an overview of its operating results for the quarter ended September 30, 2013 and announcing the details of its third quarter stockholder conference call, which will be held  on Monday, November 18, 2013 at 12:00 p.m. Eastern Time.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

Solely for purposes of complying with NASD Rule 2340, the board of directors of the Company has determined that the price per share of common stock used for purposes of issuing shares under the Company’s distribution reinvestment plan (the “DRP”), which is also the price used as the tender price under the Company’s share repurchase program, currently represents a reasonable estimate of the per share value of the Company’s common stock. As of November 1, 2013, shares were issued under the DRP at a price per share of $10.20. This amount represents an estimation of value and the actual value of shares of the Company’s common stock may be higher or lower.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated November 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date:	November 14, 2013	By:	/s/ Michael C. Forman
Michael C. Forman
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated November 14, 2013.